Exhibit 99.1

For Immediate Release:	For further information, contact:
Patrick Cassidy
ir@mariner-energy.com
(713) 954-5558
Mariner Energy Reports 2009 First Quarter Results
Houston, Texas/May 11, 2009 — Mariner Energy, Inc. (NYSE: ME) today reported first quarter 2009 operating and financial results. The company reported a net loss of $424.1 million for first quarter 2009, or $4.77 per share, which includes a non-cash, full cost ceiling test impairment charge of $704.7 million. Adjusted net income for first quarter 2009, which excludes a non-recurring gain and the non-cash charge for the ceiling test impairment, was $19.8 million, or $0.22 per share (see reconciliation of this non-GAAP measure below).
Highlights for the first quarter 2009 include:
•	Operating cash flow was $143.0 million for first quarter 2009, compared with $239.0 million for the same period in the prior year (see reconciliation of this non-GAAP measure below).

•	Production increased 25% from fourth quarter 2008 to 29.5 billion cubic feet of gas equivalent (Bcfe) from 23.5 Bcfe.

•	Mariner announced offshore exploration discoveries on two projects, including deepwater success at Green Canyon Block 859 (Heidelberg) and on the shelf at South Marsh Island 150.

•	The company was the apparent high bidder on 12 blocks in Central Gulf of Mexico Lease Sale 208, with two of the deepwater blocks and one shelf block already awarded.

•	Mariner added more than 4,200 net acres to its position in the Permian Basin.
“We are off to a good start for the year with growth initiatives underway in all of our core areas. Our production increased 25 percent over the preceding quarter as we have restored most of our production that was affected by Hurricane Ike. We expect our production to continue to ramp up during the year as new fields, including Geauxpher, Daniel Boone, Viosca Knoll 821, and South Marsh Island 150, are brought onstream. Our deep shelf discovery at Smoothie commenced production on May 2, approximately four months from discovery. We also announced deepwater discoveries at Heidelberg and Bushwood, which are being appraised. We had another successful offshore lease sale, of which three leases have now been awarded. In the Permian Basin, we expanded the acreage position in our Deadwood prospect and continue to observe encouraging results from our delineation of this project,” said Scott D. Josey, Mariner’s Chairman, Chief Executive Officer and President.
NON-RECURRING GAIN AND NON-CASH CHARGE
The company’s results for first quarter 2009 reflect a non-recurring, after-tax gain of $10.7 million related to an arbitration award. Based on low natural gas prices at March 31, 2009, Mariner also recorded a full cost ceiling test impairment of its proved gas properties in the amount of $704.7 million. These items are detailed below in the reconciliation of adjusted net income, a non-GAAP measure.

FIRST QUARTER 2009 RESULTS
For the three-month period ended March 31, 2009, Mariner reported a net loss of $424.1 million, or $4.77 per basic and fully-diluted share, which reflects the non-recurring gain and non-cash charge cited above. This compares with net income of $72.2 million and basic and fully-diluted earnings per share of $0.83 and $0.82, respectively, for the same three-month period in the prior year. Adjusted net income, which excludes the non-recurring gain and non-cash charge, was $19.8 million for first quarter 2009, or $0.22 per basic and fully-diluted share (see reconciliation of this non-GAAP measure below). The lower year-over-year results are due primarily to lower commodity prices and to decreased production volumes as a result of Hurricane Ike.
Net production for first quarter 2009 was 29.5 Bcfe, compared with 31.3 Bcfe for first quarter 2008. Total natural gas net production for first quarter 2009 was 22.1 billion cubic feet (Bcf), compared with 21.0 Bcf for the same period in the prior year. Total net oil production for first quarter 2009 was 1.0 million barrels (MMBbls), compared with 1.4 MMBbls for the same period in 2008. Natural gas liquids (NGL) net production for first quarter 2009 was 0.3 MMBbls, compared with 0.4 MMBbls for first quarter 2008.
For first quarter 2009, Mariner’s average realized natural gas price was $6.95 per thousand cubic feet (Mcf) compared with $8.57 per Mcf for the same period in 2008. Mariner’s average realized oil price was $62.81 per barrel (Bbl) for first quarter 2009, compared with $84.16 per Bbl for first quarter 2008. The average realized NGL price was $23.70 per Bbl for first quarter 2009, compared with $55.65 per Bbl for the same period in 2008. Average realized prices reflect settlements during the period under Mariner’s hedging program.
OPERATIONAL UPDATE
Offshore
Mariner drilled three offshore wells in the first quarter 2009, all of which were successful:

			Water Depth
Well Name	Operator	Working Interest	(Ft)	Location
Green Canyon 859 #1	Anadarko	12.5%	5000	Deepwater
(Heidelberg)
South Marsh Island 150 D2	Mariner	100.0%	230	Conventional Shelf
South Marsh Island 150 D3	Mariner	100.0%	230	Conventional Shelf
Subsequent to the end of first quarter 2009, one additional third-party-operated well was drilled and unsuccessful.
Onshore
In the first quarter of 2009, Mariner drilled 12 wells in the Permian Basin, all of which were successful. As of March 31, 2009, two rigs were drilling on Mariner’s Permian Basin properties.
CONFERENCE CALL TO DISCUSS RESULTS
A conference call has been scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Tuesday, May 12, 2009, to discuss first quarter 2009 financial and operating results. To participate in the call, please dial (866) 713-8567 at least 10 minutes prior to the scheduled start time. International callers can dial (617) 597-5326. The conference pass code for both numbers is 3655 7510. The call also will be webcast live over the internet and can be accessed through the Investor Information section of Mariner’s website at http://www.mariner-energy.com.

A telephonic replay of the call will be available through May 22, 2009 by dialing (888) 286-8010 or (617) 801-6888, pass code 2587 3951. An archive of the webcast will be available shortly after the call on Mariner’s website through June 30, 2009.
About Mariner Energy, Inc.
Mariner Energy, Inc. is an independent oil and gas exploration, development and production company headquartered in Houston, Texas, with principal operations in the Permian Basin and the Gulf of Mexico. For more information about Mariner, please visit its website at www.mariner-energy.com.
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MARINER ENERGY, INC.
SELECTED OPERATIONAL RESULTS (1)
(Unaudited)
Net Production, Realized Pricing and Operating Costs

	Three Months Ended
	March 31,
	2009	2008
Net production:
Natural gas (Bcf)	22.1	21.0
Oil (MMBbls)	1.0	1.4
Natural gas liquids (MMBbls)	0.3	0.4
Total production (Bcfe)	29.5	31.3

Realized prices (net of hedging):
Natural gas ($/Mcf)	$6.95	$8.57
Oil ($/Bbl)	62.81	84.16
Natural gas liquids ($/Bbl)	23.70	55.65

Operating costs per Mcfe:
Lease operating expense	$1.81	$1.46
Severance and ad valorem taxes	0.12	0.15
Transportation expense	0.16	0.10
General and administrative expense	0.59	0.35
Depreciation, depletion and amortization	3.21	3.81

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

MARINER ENERGY, INC.
COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS OF OPERATIONS (1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenues:
Natural gas sales	$153,338	$179,623
Oil sales	60,925	113,614
Natural gas liquids sales	6,469	20,981
Other revenues	22,604	1,679
Total revenues	243,336	315,897
Cost and Expenses:
Lease operating expense	53,399	45,647
Severance and ad valorem taxes	3,532	4,610
Transportation expense	4,584	3,019
General and administrative expense	17,411	11,111
Depreciation, depletion and amortization	94,805	119,318
Full cost ceiling test impairment	704,731	—
Other miscellaneous expense	8,009	537
Total costs and expenses	886,471	184,242
OPERATING (LOSS) INCOME	(643,135)	131,655

Interest:
Income	85	326
Expense, net of capitalized amounts	(14,402)	(18,571)

(Loss) Income before taxes and noncontrolling interest	(657,452)	113,410
Benefit (Provision) for income taxes	233,334	(41,194)
Noncontrolling interest	—	(90)

Net (loss) income	$(424,118)	$72,126
Less: net loss attributable to noncontrolling interest	—	(90)
NET (LOSS) INCOME ATTRIBUTABLE TO MARINER ENERGY, INC	$(424,118)	$72,216

Earnings per share:
Net (loss) income per share-basic	$(4.77)	$0.83
Net (loss) income per share-diluted	$(4.77)	$0.82

Weighted average shares outstanding-basic	88,865	87,294
Weighted average shares outstanding-diluted	88,865	88,013

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

MARINER ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2009	2008
Current Assets
Cash and cash equivalents	$7,339	$3,251
Receivables, net of allowances	210,454	219,920
Insurance receivables	16,148	13,123
Derivative financial instruments	149,224	121,929
Intangible assets	1,805	2,353
Prepaid expenses and other	27,452	14,377
Total current assets	412,422	374,953
Property and Equipment
Proved oil and gas properties, full-cost method	4,634,723	4,448,146
Unproved properties, not subject to amortization	192,738	201,121

Total oil and gas properties	4,827,461	4,649,267
Other property and equipment	53,612	53,115
Accumulated depreciation, depletion and amortization:
Proved oil and gas properties	(2,557,169)	(1,767,028)
Other property and equipment	(6,163)	(5,477)
Total accumulated depreciation, depletion and amortization	(2,563,332)	(1,772,505)
Total property and equipment, net	2,317,741	2,929,877
Insurance receivables	23,781	22,132
Other Assets, net of amortization	65,897	65,831

TOTAL ASSETS	$2,819,841	$3,392,793

Current Liabilities
Accounts payable	$2,490	$3,837
Accrued liabilities	91,689	107,815
Accrued capital costs	152,290	195,833
Deferred income tax	12,594	23,148
Abandonment liability	109,718	82,364
Accrued interest	21,284	12,567

Total current liabilities	390,065	425,564

Long-Term Liabilities
Abandonment liability	327,548	325,880
Deferred income tax	108,876	319,766
Long-term debt	1,240,000	1,170,000
Other long-term liabilities	29,400	31,263

Total long-term liabilities	1,705,824	1,846,909

Stockholders’ Equity
Common stock, $.0001 par value; 180,000,000 shares authorized; 90,006,593 shares issued and outstanding at March 31, 2009; 180,000,000 shares authorized, 88,846,073 shares issued and outstanding at December 31, 2008	9	9
Additional paid-in capital	1,077,677	1,071,347
Accumulated other comprehensive income/(loss)	99,601	78,181
Accumulated deficit	(453,335)	(29,217)

Total stockholders’ equity	723,952	1,120,320

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,819,841	$3,392,793

MARINER ENERGY, INC.
SELECTED CASH FLOW INFORMATION (1)
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Operating cash flow (2)	$143,000	$239,220
Changes in operating assets and liabilities	(17,043)	(25,049)

Net cash provided by operating activities	$125,957	$214,171

Net cash used in investing activities	$(191,404)	$(480,213)

Net cash provided by financing activities	$69,535	$251,325

(Decrease) Increase in cash and cash equivalents	$4,088	$(14,717)

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

(2)	See below for reconciliation of this non-GAAP measure.
IMPORTANT INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
AND CERTAIN STATISTICS
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements generally are accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. Forward-looking statements provided in this press release are based on Mariner’s current belief based on currently available information as to the outcome and timing of future events and assumptions that Mariner believes are reasonable. Mariner does not undertake to update its guidance, estimates or other forward-looking statements as conditions change or as additional information becomes available. Mariner cautions that its forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development, production and sale of oil and natural gas. These risks include, but are not limited to, price volatility or inflation, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, and other documents filed by Mariner with the SEC. Any of these factors could cause Mariner’s actual results and plans of Mariner to differ materially from those in the forward-looking statements. Investors are urged to read the Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and other documents filed by Mariner with the SEC.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.

Reconciliation of Non-GAAP Measure: Adjusted Net Income
Mariner Energy’s reported net income and earnings per share for the first quarter 2009 include a non-recurring gain and a non-cash charge. Mariner’s management believes that it is common among investment analysts to consider earnings excluding the effects of these items when evaluating the company’s operating results. These items and their effects on reported earnings for the first quarter 2009 are listed below.
•	A non-recurring gain of $16.6 million attributable to an arbitration award related to a consummated acquisition. This resulted in a $10.7 million after-tax gain, which equates to a $0.12 contribution to basic and fully-diluted earnings per share (EPS).

•	Ceiling test impairments recorded at March 31, 2009 negatively impacted net income for the quarter by $704.7 million, or $454.6 million after-tax for a $5.11 loss per basic and fully-diluted share.
Excluding the items above, Mariner would have reported earnings for the first quarter 2009 of $19.8 million or $0.22 per basic and fully-diluted share. Adjusted net income is not a financial measure under generally accepted accounting principles in the Unites States of America (GAAP) and should not be considered in isolation or as a substitute for net income or another measure of financial performance presented in accordance with GAAP. This is further outlined in the table below (which excludes 2008 because there were no material impairments, nonrecurring events or other items in respect of which to adjust net income for the quarter ended March 31, 2008).
MARINER ENERGY, INC.
RECONCILIATION OF ADJUSTED NET INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2009
	After-Tax Impact (1)	EPS (2)
Net loss	$(424.1)	$(4.77)
Arbitration award	(10.7)	(0.12)
Ceiling test impairment	454.6	5.11

Adjusted net income (non-GAAP)	$19.8	$0.22

(1)	Calculated using the statutory rate

(2)	Denotes basic and fully-diluted earnings per share
Reconciliation of Non-GAAP Measure: Operating Cash Flow
Operating cash flow (OCF) is not a financial or operating measure under GAAP. The table below reconciles OCF to related GAAP information. Mariner believes that OCF is a widely accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but OCF should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.

	Three Months Ended
	March 31,
	2009	2008
	(In thousands)
	(Unaudited)
Net cash provided by operating activities	$125,957	$214,171
Less: Changes in operating assets and liabilities	(17,043)	(25,049)

Operating cash flow (non-GAAP)	$143,000	$239,220